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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Advanced Energy Industries, Inc.:

     We consent to the incorporation by reference in the Registration Statement on Form S-4 of Advanced Energy Industries, Inc. of our report dated January 16, 1998 with respect to the consolidated statements of income, shareholders' equity, and cash flows of RF Power Products, Inc. for the year ended November 30, 1997 and the related schedule (not presented herein), which report appears in the annual report on the Form 10-K of Advanced Energy Industries, Inc. for the year ended December 31, 1999.

                                                     /s/ KPMG LLP

Philadelphia, Pennsylvania

September 19, 2000